UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                         February 3, 2000

                 Commission File Number: 0-18929

               -----------------------------------

                         SEMCOLABS, INC.
      (Exact name of registrant as specified in its charter)

Nevada                                                 13-3432594
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)

 11300 W. Olympic Blvd., Suite 800, Los Angeles, California 90064
             (Address of principal executive offices)

                          (888) 355-8805
         (Issuer's telephone number, including area code)

                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 1.  Changes in Control of Registrant

The corporation, commencing on February 3, 2000, elected to rescind the Corporate Combination Agreement with SemcoLABS, Inc., a Florida corporation. The rescission was based upon a failure of consideration to have been timely delivered by the Florida corporation.

Gary Rosen resigned as an officer and director of the corporation. The effect of the rescission will be cancellation of approximately 18,000,000 shares of restricted common stock that had been issued in reliance upon the combination. The Company will continue to work within the core business of sanitary compliance for retail establishments and will change its name to reflect the modified corporate structure.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 29, 2000             /s/ Thomas E. Hanson
                                    Thomas E. Hanson, President